UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2012

PHYSICIANS FORMULA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 West 8th Street
Azusa, California 97102
(Address of principal executive offices, including zip code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders held on November 8, 2012, our stockholders voted on the proposals set forth below. The proposals are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on October 15, 2012. The final results regarding each proposal are set forth below.

Proposal No. 1: To adopt the agreement and plan of merger (the “Merger Agreement”) among our company, Markwins International Corporation (“Parent”) and Markwins Merger Sub, Inc. (“MergerSub”), providing for the merger of MergerSub with and into our company, with our company surviving the merger as a wholly owned subsidiary of Parent.

For	Against	Abstain	Broker Non-Votes
10,986,447	1,099,889	1,100	—

Proposal No. 2: To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to our named executive officers in connection with the merger.

For	Against	Abstain	Broker Non-Votes
10,268,217	1,812,399	6,820	—

Proposal No. 3: To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger Agreement. Adjournment of the special meeting was not necessary or appropriate because there was a quorum present and there were sufficient votes at the time of the special meeting to adopt the merger Agreement.

The closing of the merger is expected to occur on or before November 13, 2012, but the closing is subject to the satisfaction or waiver of remaining closing conditions. A copy of the press release issued regarding the adoption of the Merger Agreement by our stockholders is attached as an exhibit to this report and is incorporated herein by reference.

Forward-Looking Statements

This filing may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the merger. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors. If the merger is consummated, our stockholders will cease to have any equity interest in our company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of our company are set forth in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011, as amended on Form 10-K/A filed with the SEC on April 25, 2012, available at www.physiciansformula.com and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, we expressly disclaim any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Physicians Formula Holdings, Inc.

Date: November 8, 2012		/s/ Ingrid Jackel
	By:	Ingrid Jackel
Chief Executive Officer